UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2021

T2 BIOSYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36571	20-4827488
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

101 Hartwell Avenue, Lexington, Massachusetts 02421

(Address of principal executive offices, including Zip Code)

(781) 761-4646

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	TTOO	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

T2 Biosystems, Inc. (the “Company”) held its annual meeting of stockholders on June 25, 2021 (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved the Company’s amended and restated 2014 Incentive Award Plan (the “Restated Plan”) that amended and restated the Company’s prior 2014 Incentive Award Plan, which was previously amended and restated effective June 17, 2016 (the “2014 Plan”).

On April 27, 2021, the Company’s Board of Directors approved the Restated Plan, subject to stockholder approval at the Annual Meeting. The term of the Restated Plan was extended so that the Restated Plan will terminate on April 27, 2031. The Restated Plan further provides that in no event may more than 35,000,000 shares be issued upon exercise of incentive stock options, or ISOs, under the Restated Plan, which number includes shares issued upon exercise of ISOs under the 2014 Plan prior to the effective date of the Restated Plan. The foregoing share number may be adjusted for changes in our capitalization and certain corporate transactions. The Restated Plan provides that the maximum number of shares of the Company’s common stock that may be subject to one or more awards granted during any calendar year to any one person is 6,000,000.

The Restated Plan provides that the maximum amount of cash and other compensation and the aggregate grant date fair value of awards granted to a non-employee director of our company for services as a non-employee director during any calendar year may not, in the aggregate, exceed $700,000 (or, in the fiscal year of any director’s initial service, $950,000), subject to exception in extraordinary circumstances.

The Restated Plan removes certain provisions which were previously included in order for awards to be eligible to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code prior to its repeal under the Tax Cuts and Jobs Act of 2017.

The Restated Plan is more fully described in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 14, 2021 (the “Proxy Statement”) under “Proposal 3 – Approval of the Amendment and Restatement of the T2 Biosystems, Inc. 2014 Incentive Award Plan.” The foregoing summary of the Restated Plan is qualified in its entirety by reference to the complete text of the Restated Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, there were a total of 148,491,673 shares of the Company’s common stock, par value $0.001 per share, outstanding and entitled to vote at the Annual Meeting, as of the April 28, 2021 record date. At the Annual Meeting, 92,846,274 shares of common stock were represented in person or by proxy; therefore, a quorum was present. The votes with respect Proposals 2 through 5 (each as more fully described in the Proxy Statement) are set forth below. Based on the following votes, John McDonough, Robin Toft and Seymour Liebman were elected and Proposals 2 through 5 were approved. As more fully described in Item 7.01, the Annual Meeting was adjourned solely with respect to Proposal 1 to solicit additional proxies to vote on that proposal.

Proposal 2: Election of Class I Directors

Nominee	For	Withheld	Broker Non-Votes
John McDonough	42,242,304	11,255,434	39,348,536
Robin Toft	43,197,356	10,300,382	39,348,536
Seymour Liebman	43,618,341	9,879,397	39,348,536

Proposal 3: Approval of the Amendment and Restatement of the T2 Biosystems, Inc. 2014 Incentive Award Plan

For:	36,180,474
Against:	14,957,018
Abstain:	2,360,246
Broker Non-Vote	39,348,356

Proposal 4: Ratification of Appointment of Independent Auditors

For:	86,343,866
Against:	2,662,216
Abstain:	3,840,192

Proposal 5: Approval of an Adjournment of the Annual Meeting

For:	67,575,272
Against:	21,587,060
Abstain:	3,683,942

Item 7.01 Regulation FD Disclosure

Following approval of Proposal 5, as described above, the Annual Meeting was adjourned solely to solicit additional proxies to vote on Proposal 1, an approval of an amendment to the Company’s certificate of incorporation to increase the number of authorized shares from 200,000,000 to 400,000,000, as described in the Company’s Proxy

Statement. During the period of adjournment, the Company will continue to accept shareholder votes and any shareholders who have not yet voted are encouraged to do so. Any shareholders who have already voted or submitted a proxy do not need to take any further action unless they wish to change their vote. Further details of the adjourned meeting will be announced prior to the date of such meeting.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	T2 Biosystems, Inc. 2014 Incentive Award Plan, as amended and restated

104	Cover Page Interactive Data File (embedded with Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 28, 2021	T2 BIOSYSTEMS, INC.

	By:	/s/ John Sprague
John Sprague
Chief Financial Officer